EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: May 11, 2021

CHEVRON CORPORATION

By:	/s/ Pierre R. Breber
Name: Pierre R. Breber
Title: Vice President and Chief Financial Officer

NOBLE ENERGY, INC.

By:	/s/ Kari H. Endries
Name: Kari H. Endries
Title: Vice President and Secretary

NBL MIDSTREAM, LLC

By:	/s/ Aaron G. Carlson
Name: Aaron G. Carlson
Title: Vice President and Secretary

CADMIUM HOLDINGS INC.

By:	/s/ Kari H. Endries
Name: Kari H. Endries
Title: Secretary